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                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

         AMENDMENT NO. 1 dated as of October 1, 1998 (this "Amendment"), TO EMPLOYMENT AGREEMENT, dated as of October 1, 1995, by and between CARIBINER INTERNATIONAL, INC., a Delaware corporation having offices at 16 West 61st Street, New York, New York 10023 (the "Company") and RAYMOND S. INGLEBY, an individual residing at 150 Columbus Avenue, New York, New York 10023 ("Employee").

                             W I T N E S S E T H:

         WHEREAS, the Company and Employee are each parties to that certain Employment Agreement, dated as of October 1, 1995, between the Company and Employee (the "Employment Agreement");

         WHEREAS, the parties hereto desire to amend and supplement the Employment Agreement subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree to amend and supplement the Employment Agreement as follows:

         1. Compensation; Bonuses; Options. (a) Section 4(a) of the Employment Agreement shall be amended by deleting the figure $385,000 and replacing it with the figure $500,000 so that Employee's Base Salary shall be equal to $500,000 per year during the Term (as herein extended).

                  (b) Section 4(b) of the Employment Agreement shall be amended to provide that Employee's annual bonus compensation (the "Bonus"), payable on or about December 15th of each year during the Term (the first of such bonuses shall be payable on or about December 15, 1998), shall be in an amount equal to up to fifty percent (50%) of Employee's Base Salary (or such higher amount as the Board (or the Compensation Committee thereof (the "Committee")) shall determine. Payment of the Bonus shall be subject to the Company's achievement of certain performance objectives (the "Performance Objectives") and the Company's or Employee's achievement, as applicable, of certain Management Business Objectives ("MBO's"), each as determined by the Board or the Committee for each applicable fiscal year of the Company. Seventy percent (70%) of the Bonus shall be predicated upon achievement of the Performance Objectives and thirty percent (30%) of the Bonus shall be predicated upon achievement of the MBO's (as determined by the Board or the Committee in its discretion). The Bonus shall be in lieu of the Tier 1 bonus provided for in Section 4(b) of the Employment Agreement.

                  (c) As soon as practicable after the execution and delivery of this Amendment, the Company shall grant to Employee such number of stock options under the Company's 1996


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Stock Option Plan, as amended (the "Plan"), commensurate with Employee's title and responsibilities hereunder (subject to approval by the Company's stockholders, if applicable). Promptly after the grant thereof, Employee and the Company shall enter into a Stock Option Agreement in the form adopted pursuant to the Plan.

         2. Term. Section 6 of the Employment Agreement shall be amended so that the Term shall be extended for a period of three (3) years from the date hereof, unless terminated prior thereto in accordance with Section 8 of the Employment Agreement. The last two (2) sentences of Section 6 of the Employment Agreement (with respect to Non-Renewal Notice) shall remain as set forth therein.

         3. Ratification. As amended and supplemented by this Amendment, the terms and conditions of the Employment Agreement are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the Term.

         4. Capitalized Terms. Unless otherwise defined herein, the defined terms utilized herein shall have the same meaning as set forth in the Employment Agreement.

         5. Counterparts. The Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

         IT WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.


                                         /s/ Raymond S. Ingleby
                                         --------------------------------
                                         RAYMOND S. INGLEBY


                                         CARIBINER INTERNATIONAL, INC.

                                         By /s/ Errol M. Cook
                                           ------------------------------
                                           Name:  Errol M. Cook
                                           Title: Director - Chairman of
                                                  Compensation Committee